                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                    PHYSIO-CONTROL INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

[LETTERHEAD]

-------------------------------------------------------------------------------

LIFESAVING TOOLS FOR LIFESAVING TEAMS





                   PHYSIO-CONTROL INTERNATIONAL CORPORATION

                         11811 WILLOWS ROAD NORTHEAST
                           REDMOND, WASHINGTON 98052
                           TELEPHONE: (425) 867-4000

                                                    April 3, 1998

Dear Physio-Control Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Physio-Control International Corporation, which is currently scheduled to be held on Tuesday, May 5, 1998, at 10:00 a.m. at the Hyatt Regency Hotel, 900 Bellevue Way Northeast, Bellevue, Washington.

  At the meeting, we will report to you on current business conditions and recent developments at Physio-Control. Members of the Board of Directors and our executive officers will be present to discuss the affairs of Physio-Control with you.

  The Company has enclosed a copy of its 1997 Annual Report for the fiscal year ended December 31, 1997 with this letter, notice of annual meeting of stockholders and proxy statement. If you would like another copy of the 1997 Annual Report, please contact Joseph J. Caffarelli, Executive Vice President and Chief Financial Officer, at Physio-Control, and one will be sent to you.

  It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

  On behalf of the Board of Directors and management of Physio-Control, I would like to thank you for choosing to invest in our Company. We are very excited about the future opportunities of the Company and are looking forward to the annual meeting and to a successful 1998.

                              Sincerely,


                              /s/ Richard O. Martin
                              Richard O. Martin
                              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

                   PHYSIO-CONTROL INTERNATIONAL CORPORATION

                         11811 WILLOWS ROAD NORTHEAST
                           REDMOND, WASHINGTON 98052
                                  ___________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 5, 1998
                                  ___________

  The Annual Meeting of Stockholders of Physio-Control International Corporation, a Washington corporation (the "Company"), is currently scheduled to be held on Tuesday, May 5, 1998, at 10:00 a.m. (the "Annual Meeting"), at the Hyatt Regency Hotel, 900 Bellevue Way Northeast, Bellevue, Washington, for the purpose of:

  (1) Electing three (3) Directors to serve until the annual meeting of stockholders in 2001 and until their successors are duly elected and qualified;

  (2) Approving the appointment of the independent certified public accountants of the Company for the fiscal year ending December 31, 1998; and

  (3) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on March 31, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                             By Order of the Board of Directors


                             /s/ V. Marc Droppert
                             V. Marc Droppert
                             SECRETARY

April 3, 1998


  The Company's 1997 Annual Report for the fiscal year ended December 31, 1997 is enclosed. The 1997 Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.


EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                   PHYSIO-CONTROL INTERNATIONAL CORPORATION

                         11811 WILLOWS ROAD NORTHEAST
                           REDMOND, WASHINGTON 98052
                                  ___________

                                PROXY STATEMENT


                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                ON MAY 5, 1998
                                  ___________


  This Proxy Statement and Proxy Card are being furnished to stockholders of record as of March 31, 1998, in connection with the solicitation by the Board of Directors of Physio-Control International Corporation, a Washington corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company currently scheduled to be held on May 5, 1998 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to holders of the Company's common stock, par value $.01 per share (the "Common Stock"), commencing on or about April 3, 1998.

  If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later-dated proxy.

  Stockholders of record of the Company's Common Stock at the close of business on March 31, 1998 will be entitled to vote at the Annual Meeting. On March 2, 1998, the Company had outstanding approximately 17,558,625 shares of Common Stock. A list of the Company's stockholders will be open to the examination of any stockholders, for any purpose germane to the meeting, at the Company's headquarters for a period of ten days prior to the meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the stockholders' voting. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with the Business Corporation Act of the State of Washington (the "WBCA"), properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for the purposes of determining whether a quorum has been achieved at the Annual Meeting.

  The three nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of the shares entitled to vote at the meeting either in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the WBCA and therefore have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval under the WBCA.

  The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted:
(i) for the nominees for Director named in this Proxy Statement; (ii) for approval of the appointment of Price Waterhouse LLP as independent certified public accountants; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting or any adjournment or postponement thereof.


                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

  The Board of Directors is currently comprised of seven Directors divided into three classes. The term of each class expires in different years. The Board of Directors has nominated and recommends the election for the class of Directors up for election at the Annual Meeting ("Class III") the three nominees set forth below. Each nominee currently serves as Director of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable. At the Annual Meeting, three Directors are to be elected as members of Class III to serve until the annual meeting in 2001 and until their successors are elected and qualified or until their earlier removal or resignation. At present, other than reimbursement for reasonable travel expenses incurred in attending Board of Directors' meetings, Directors first elected on or after January 30, 1996 are paid an annual retainer of $10,000 per annum. The Directors do not receive any additional compensation for board meeting or committee participation.


       Information regarding the nominees for Director of the Company is set forth below:


      NAME                  AGE                 POSITION
      ----                  ---                 --------
Ronald W. Dollens (1)       51                  Director
Richard O. Martin           58     Chairman, Chief Executive Officer and Director
Stephen G. Pagliuca (1)(2)  43                  Director


---------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

  Information regarding Directors of the Company not subject to reelection at the Annual Meeting is set forth below:


     NAME                     AGE            POSITION
     ----                     ---            --------
Robert C. Gay (2)             46             Director
Robert M. Guezuraga           48   President, Chief Operating Officer and Director
John J. O'Malley (1)          50             Director
Robert A. Sandler (2)         54             Director


------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

  There are no family relationships between or among any Directors or executive officers of the Company.

DIRECTOR NOMINEES (CLASS III DIRECTORS)

  RONALD W. DOLLENS has been a Director of the Company since March 1996. Mr. Dollens is President, Chief Executive Officer and a director of Guidant Corporation ("Guidant"), a manufacturer of cardiovascular medical devices, and has held these positions since Guidant was formed in June 1994. Prior thereto, Mr. Dollens served as President of the Medical Devices and Diagnostic ("MDD") Division of Lilly. Mr. Dollens previously served as Vice President of the MDD Division of Lilly and Chairman of Advanced Cardiovascular Systems, Inc. ("ACS"), a former subsidiary of Lilly and now part of Guidant, since 1990. From 1988 to 1990, he held the position of President and Chief Executive Officer of ACS. Mr. Dollens joined Lilly in 1972. Mr. Dollens currently serves on the board of the Health Industry Manufacturers Association, Eiteljorg Museum Board and the Indiana State Symphony Society Board. He is also the president of the Indiana Health Industry Forum.

  RICHARD O. MARTIN has been Chairman of the Board and Chief Executive Officer since February 1997 and a Director of the Company since July 1994. Prior to that appointment, Dr. Martin served as President and Chief Executive Officer of the Company from July 1994 to February 1997, and prior thereto served as President of the Company's predecessor, a wholly owned subsidiary of Eli Lilly and Company ("Lilly"), since April 1991. Prior to being named President of the Company's predecessor and since November 1989, Dr. Martin was a Vice President of SULZERmedica, Inc., a medical device company specializing in implantable products. From January 1988 to November 1989, Dr. Martin was the President and Chief Operating Officer of Positron Corporation, a medical device company specializing in medical diagnostic imaging equipment. Dr. Martin also serves as a director of Encore Orthopedics, Inc., a designer and manufacturer of implantable orthopedic devices; of Maxxim Medical Inc., a developer, manufacturer and marketer of a diversified range of specialty medical products; of SeaMED Corporation, a designer and manufacturer of electromechanical products; and of CardioDynamics, Inc., a designer, manufacturer and marketer of non-invasive cardiac output systems.

  STEPHEN G. PAGLIUCA has been a Director of the Company since its incorporation and served as Chairman of the Board of the Company from September 1994 to February 1997. Mr. Pagliuca has been a Managing Director of Bain Capital, Inc. since May 1993 and a general partner of Bain Venture Capital since 1989, where he founded Information Partners. Prior to joining Bain Venture Capital, Mr. Pagliuca was a partner at Bain & Company, where he provided strategic and operational advice for clients in the health care and information industries. He also worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in The Netherlands.
Mr. Pagliuca serves as Chairman of the Board of Wesley-Jessen Corporation. He also serves as a director of several other companies including Dade International, Gartner Group, VIVRA, Medical Specialties, Physicians Quality Care, Coram Health Care and Claricom.

CLASS I DIRECTORS (TERM EXPIRING AT THE 1999 ANNUAL MEETING)

  ROBERT C. GAY has been a Director of the Company since its incorporation. He has been a Managing Director of Bain Capital, Inc. since 1993. Mr. Gay serves as a director of several other companies including GS Technologies Corporation, Alliance Entertainment Corp., GT Bicycles, Inc., Sportcraft, Bocchi, and American Pad & Paper Company.

  ROBERT M. GUEZURAGA has been President and Chief Operating Officer of the Company since February 1997 and a Director of the Company since September 1994. Prior to that appointment Mr. Guezuraga served as Executive Vice President and Chief Operating Officer of the Company since September 1994. From 1989 to September 1994, Mr. Guezuraga was the President, Chief Executive Officer and a director of Positron Corporation, a medical device company specializing in medical diagnostic imaging equipment. Mr. Guezuraga was previously employed by General Electric Company in various managerial positions in numerous operating divisions, including its medical systems business division. Mr. Guezuraga serves as a director of CPR Prompt, Inc.

CLASS II DIRECTORS (TERM EXPIRING AT THE 2000 ANNUAL MEETING)

  JOHN J. O'MALLEY has been a Director of the Company since September 1994.
Mr. O'Malley has been an Executive Vice President of Bain Capital, Inc. since 1993. From 1991 to 1993, Mr. O'Malley was President and Chief Executive Officer of Robertson Ceco, an international construction products and engineering company. From 1986 to 1991, he was Executive Vice President of HMK Group Inc., a diversified manufacturing and services company. Mr. O'Malley is a director of GS Technologies Corporation, Medical Specialties, Inc. and Wesley-Jessen Corporation.

  ROBERT A. SANDLER has been a Director of the Company since March 1996.
Mr. Sandler has been a partner of the law firm of Sandler, Rolnick & Morse since 1971. In addition, from 1985 to 1994, Mr. Sandler served as an Executive Vice President, General Counsel and Secretary of Siemens - Pacesetter Systems, Inc., a pacemaker and medical products manufacturer, and from 1981 to 1985, as Vice President and General Counsel to Pacesetter Systems, Inc. Mr. Sandler has been a director of various non-profit organizations.

COMMITTEES AND DIRECTORS' MEETINGS

  The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

  The Audit Committee is composed of three directors, none of whom is a current employee of the Company, and is authorized to make recommendations to the Board of Directors regarding the independent auditors to be nominated for election by the stockholders and to review the independence of such auditors, approve the scope of the annual audit activities of the independent auditors, approve the audit fee payable to the independent auditors and review such audit results. The Audit Committee conducted its business during meetings of the Board of Directors and did not conduct any separate meetings in 1997.

  The Compensation Committee is composed of three directors, none of whom is a current employee of the Company, and is authorized to provide a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee reviews and approves the Chief Executive Officer's recommendations on (i) compensation of all officers of the Company and (ii) adopting and changing major Company compensation policies and practices. The Compensation Committee held two meetings in 1997.

  The Board of Directors held four meetings during the Company's preceding fiscal year. All of the Directors attended 75% or more of the total number of meetings of the Board of Directors during their terms other than Mr. Gay, who, because of schedule conflicts, missed two meetings.

  The Company does not have a nominating committee. The entire Board of Directors currently is responsible for filling vacancies on the Board as they occur and recommending candidates for election as Directors at the annual meetings of stockholders. The Board will consider individuals recommended for nominations by stockholders of the Company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the entire Board for its consideration. The recommendation must be accompanied by the consent of the individual nominated to be elected and to serve.

  In addition, the Amended and Restated By-Laws of the Company (the "By-Laws") require that advance notice of nominations for the election of Directors to be made by a stockholder (as distinguished from a stockholder's recommendation to the Board) be given to the Secretary of the Company no later than 60 days and no more than 90 days before an annual meeting of stockholders, provided, that in the event that the date of the annual meeting is changed from 30 days from the first anniversary date of the preceding year's annual meeting, notice by stockholders must be received no later than the close of business on the tenth
(10th) day following the earlier of the date on which this notice was mailed or public announcement of the meeting was made. Such notice must include (i) as to each person whom the stockholder proposes to nominate for election as a Director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice, (A) the name and address, as they appear on the Company's books, of such stockholder and (B) the class and number of shares of the Company which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Company which are beneficially owned by such person.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's officers, Directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, all of its directors and executive officers made any required filings on a timely basis, except for late report of a sale of 1080 shares in February, 1997 by Joseph J. Caffarelli, an officer of the Company, for which a report has since been filed.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  Except as otherwise noted, the following table sets forth certain information as of March 2, 1998 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by (i) each of the Directors of the Company,
(ii) the Director nominees, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director, Director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                              COMMON STOCK
                                                             --------------
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS            NUMBER OF SHARES    PERCENT OF CLASS
---------------------------------------            ----------------    ----------------
Chancellor LGT Asset Management, Inc. (1)              2,041,500             11.6%
1166 Avenue of the Americas
New York, NY 10036

The Capital Group Companies, Inc. (2)                  1,975,700             11.3%
333 South Hope Street
Los Angeles, California 90071

State of Wisconsin Investment Board (3)                1,644,000              9.4%
P.O. Box 7842
Madison, WI 53707

Wellington Management Company, LLP (4)                 1,142,600              6.5%
75 State Street
Boston, Massachusetts 02109

Richard O. Martin (5)..................................  395,652              2.3%
Robert M. Guezuraga (6)................................  109,096               *
Joseph J. Caffarelli (7)...............................   65,255               *
V. Marc Droppert (8)...................................  100,462               *
Stephen G. Pagliuca (9)................................        0               -
Robert C. Gay (9)......................................        0               -
John J. O'Malley (9)...................................        0               -
Robert A. Sandler (10).................................   15,000               *
Ronald W. Dollens (10).................................   15,000               *
All Directors and executive officers
  as a group (9 persons) (11)..........................  700,465              4.0%


----------------------
* Less than one percent.

(1) Chancellor LGT Asset Management, Inc. and Chancellor LGT Trust Company and LGT Asset Management, Inc., as the holding company, reported on a
       Schedule 13G filed with the SEC, as of December 31, 1997, sole dispositive power with respect to 2,041,500 shares of Common Stock.

(2) The Capital Group Companies, Inc. ("Capital Group") and one of its operating subsidiaries, Capital Guardian Trust Company ("Capital Trust"), each reported on a Schedule 13G filed with the SEC, as of December 31, 1997, sole voting power with respect to 1,060,100 shares of Common Stock. The Capital Group reported sole dispositive power with respect to 1,975,700 shares of Common Stock and the Capital Trust reported sole dispositive power with respect to 1,225,700 shares of Common Stock.

(3) State of Wisconsin Investment Board reported on a Schedule 13G filed with the SEC, as of December 31, 1997, sole voting power and sole dispositive power with respect to 1,644,000 share of Common Stock.

(4) Wellington Management Company, LLP reported on a Schedule 13G filled with the SEC, as of December 31, 1997, shared voting power with respect to 633,400 shares of Common Stock and shared dispositive power with respect to 1,142,600 shares of Common Stock.

(5) Includes 270,870 shares subject to stock options which are currently exercisable or exercisable prior to March 2, 1998.

(6) Includes 108,467 shares subject to stock options which are currently exercisable or exercisable prior to March 2, 1998.

(7) Includes 56,000 shares subject to stock options which are currently exercisable or exercisable prior to March 2, 1998.

(8) Includes 98,452 shares subject to stock options which are currently exercisable or exercisable prior to March 2, 1998.

(9) Messrs. Pagliuca, Gay and O'Malley serve as Directors of the Company and are also officers of Bain Capital. As of March 2, 1998 Bain Capital Entities no longer held beneficial ownership of any shares of Common Stock of the Company.

(10) Includes 15,000 shares subject to stock options which are currently exercisable or exercisable prior to March 2, 1998.

(11) Includes 563,789 shares subject to stock options held by executive officers of the Company that are currently exercisable.

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The table below provides information relating to compensation for the Company's last three fiscal years for Executive Officers of the Company who received compensation in excess of $100,000 in those years (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities that were provided to the Company and its subsidiaries.



                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                                                             ----------------
                                                                                                  AWARDS
                                           Annual Compensation                               ----------------
                                         ------------------------------------                   Securities
                                                                              Other Annual       Underlying         All Other
Name and Principal Position       Year      Salary($)       Bonus($)       Compensation($)(1)    Options(#)      Compensation(2)
---------------------------       ----      ---------       --------      --------------------  ------------     ---------------
Richard O. Martin                 1997      $275,015                -         $17,310(4)           100,000             $6,819
Chairman of the Board and         1996      $250,008       $141,875(3)         $2,885(4)           130,000             $5,794
Chief Executive Officer           1995      $250,020       $342,500(5)         $6,732(4)            77,107             $6,300

Robert M. Guezuraga               1997      $250,008                -                              100,000            $9,475
President and Chief Operating     1996      $200,004       $113,500(3)            -                130,000            $3,468
Officer                           1995      $200,004       $187,600(6)                              23,133            $3,468

Joseph J. Caffarelli              1997      $180,000               -                               60,000             $4,126
Executive Vice President and      1996      $156,000        $70,824(3)            -                90,000             $3,716
Chief Financial Officer           1995      $156,000       $137,062(7)                              7,711             $3,167

V. Marc Droppert                  1997      $160,010               -                               40,000             $3,302
Executive Vice President, Law,    1996      $145,008       $57,601(3)             -                70,000             $3,010
Human Resources and Corporate     1995      $144,996       $81,606(6)                              57,118             $1,940
Affairs and Secretary


-----------------

(1) The aggregate amount of perquisites and other personal benefits,
    securities    or property, given to each Named Executive Officer, valued
    on the basis of    the aggregate incremental cost to the Company, was
    less than either $50,000    or 10% of the total of annual salary and
    bonus for that executive officer    during each of the periods presented.

(2) Includes matching contributions made by the Company under its 401(k) plan, compensation due to life insurance provided by the Company, and unreimbursed sales meeting expenses.

(3) Represents a bonus received in early 1997 as a result of the operating performance of the Company in 1996.

(4) Reflects cash paid by the Company to Dr. Martin for accrued vacation not used.

(5) Includes (a) a $234,500 bonus received by Dr. Martin in early 1996 as a result of the operating performance of the Company in 1995 and
    (b) $108,000 paid by Lilly to Dr. Martin for remaining as President and Chief Executive Officer of the Company for a specified period of time following Lilly's sale of the Company in July 1994.

(6) Represents a bonus received in early 1996 as a result of the operating performance of the Company in 1995.

(7) Includes a $117,062 bonus received by Mr. Caffarelli in early 1996 as a result of the operating performance of the Company in 1995 and a $20,000 signing bonus.

STOCK OPTION GRANTS

  The following table provides information relating to the stock options awarded to the Named Executive Officers in 1997 and first quarter, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                       Individual Grants
                                   -------------------------------------------------------------
                                Number of                                                         Potential Realizable Value at
                                Securities     Percent of Total                                   Assumed Annual Rates of Stock
                                Underlying         Options                                        Price Appreciation for Option
                                 Options           Granted            Exercise      Expiration    -----------------------------
  NAME                          Granted(#)      In Fiscal Year        Price($)         Dates           5%($)          10%($)
 -----                        -------------    ----------------       --------      ----------      ----------    ------------
Richard O. Martin                100,000           11.45%             $13.375        5/15/07         $758,028      $1,877,788
                                  40,000            8.64%             $17.25          2/3/08         $429,888      $1,087,109

Robert. M. Guezuraga             100,000           11.45%             $13.375        5/15/07         $758,028      $1,877,788
                                  40,000            8.64%             $17.25          2/3/08         $429,888      $1,087,109

Joseph J. Caffarelli              60,000            6.87%             $13.375        5/15/07         $454,817      $1,126,673
                                  35,000            7.56%             $17.25          2/3/08         $376,152        $951,220

V. Marc Droppert                  40,000            4.58%             $13.375        5/15/07         $303,211        $751,115
                                  30,000            6.48%             $17.25          2/3/08         $322,416        $815,332

-----------------

(1) 9.2 years remaining for options granted 5/15/97 and 9.9 years remaining for options granted 2/3/98.


AGGREGATED OPTION EXERCISES AND OPTION VALUE TABLE

  The following table sets forth information with respect to the Named Executive Officers concerning the stock options held as of March 2, 1998 and stock options exercised in 1997 and first quarter, 1998.

                           AGGREGATED OPTION VALUES

                                                                    Number of Securities
                                                                    Underlying Unexercised             Value of Unexercised
                                                                       Options at Fiscal           at Fiscal In-The-Money Options
                                 Shares           Value                 Year-End(#)(3)                    Year-End ($)(4)
                                Acquired on      Realized          -------------------------       ------------------------------
    Name                        Exercise(1)      ($)(2)             Exercisable  Unexercisable     Exercisable     Unexercisable
    ----                        -----------      --------           -----------  -------------     -----------     -------------

Richard O. Martin                 100,000       $1,855,249            270,870        184,666        $2,774,673       $580,227

Robert M. Guezuraga                     0                0            108,467        184,666          $431,894       $580,227

Joseph J. Caffarelli                    0                0             56,000        129,000          $182,880       $374,945

V. Marc Droppert                   13,935         $264,312             98,452         98,666          $480,753       $278,597
                                                                                                    ----------     ----------
                                                                                                    $3,870,199     $1,813,995


-----------------

(1) The number of shares received upon exercise of options during 1997 and through March 2, 1998.

(2) With respect to options exercised during 1997 and through March 2, 1998, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of March 2, 1998, separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of March 2, 1998, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on March 2, 1998. As required, the price used to calculate these figures was the closing sale price of the Common Stock as of March 2, 1998 which was $18 5/8 per share.

TERMINATION AGREEMENTS

  To assure continuity of management, the Company has entered into agreements with the executive officers of the Company (and who are identified in the Summary Compensation Table). Each agreement provides that if such officer's employment is terminated in two years after a change of control of the Company (as defined in the agreements), other than for just cause, such officers shall receive a lump sum payment in varying amounts equal to a multiple of their highest annual level of total cash compensation paid during three prior calendar years (the multiple being 2.5x for the Chief Executive Officer and Chief Operating Officer, 1.5x for the Chief Financial Officer and 1.0x for the Executive Vice President - Law, Human Resources and Corporate Affairs), acceleration of all unvested stock options, and payment of continuing health coverage at a comparable level for 24 months. The agreements are effective until December 31, 2002; however, they are automatically extended one day for each day after December 31, 2000 that notice of termination by either party has not been given to the other, and after December 31, 2000, the agreements shall terminate on the date two years after such notice is given.

RETIREMENT PLAN

  Substantially all full-time employees of the Company participate in the Physio-Control Retirement Plan (the "Retirement Plan"), a defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code (the "Code"). The Retirement Plan is a cash balance plan whereby each participant's benefit is determined based on annual pay credits and annual interest credits made to each participant's notional account. In general, a participant becomes vested under the Retirement Plan upon completion of five years of service.

  Pay credits range from 2.0% to 4.0% of compensation, depending on a participant's length of service with the Company. Compensation refers to pension eligible earnings of the participant under the Retirement Plan (up to $160,000 for 1997, as limited by the Code), including base pay, overtime, and pre-tax deferrals, but excluding incentive bonuses, commissions, stipends, and special items such as allowances for living expenses.

  Interest credits are based on the notional account balance on the last day of each plan year and the plan's interest credit rate. This interest rate is determined for each plan year and equals the value as of the last day of the immediately preceding plan year of the rate on 26-week Treasury bills.

  No pay or interest credits are granted under the Retirement Plan for periods of employment prior to September 1, 1994. However, service is calculated from date of hire for purposes of determining the level of pay credit for the plan year. The normal retirement age under the plan is 65. Benefits are computed on a straight life basis. Certain participants under this plan may be entitled to a minimum benefit equal to the amount accrued under the prior formula as of August 31, 1994.

  The aggregate estimated annual benefits payable from the Retirement Plan to Messrs. Martin, Guezuraga, Caffarelli and Droppert upon normal retirement are $12,336, $15,372, $10,092 and $17,880, respectively. As of December 31, 1997, such executive officers had the following years of credited service under the Retirement Plan: Dr. Martin - 6 years; and Messrs. Guezuraga, Caffarelli and Droppert - 3 years.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The following report has been submitted by the Compensation Committee of the Board of Directors:

  The Compensation Committee is composed of Messrs. Pagliuca, Gay and Sandler, all non-employee Directors, and is responsible for establishing the compensation of the Company's Chief Executive Officer and for reviewing the recommendations of the Company's Chief Executive Officer on (i) compensation of all other executive officers of the Company and (ii) any changes in major compensation policies and practices of the Company. It is to report its actions and recommendations to the full Board of Directors. In addition, the Compensation Committee is responsible for the administration of the Company's Stock and Incentive Plan (the "1997 Plan") and the Employee Share Purchase Plan (the "Purchase Plan"). In reviewing the Company's compensation programs, the Compensation Committee intends to adhere to a compensation philosophy that (i) attracts and retains qualified executives that will add to the long-term success of the Company; (ii) relates to the achievement of operational and strategic objectives; and (iii) is commensurate with each executive's performance and overall contribution to the success of the Company. In making its recommendations to the full Board of Directors concerning adjustments to compensation levels, the Compensation Committee intends to consider the financial condition and operational performance of the Company during the prior year. The Compensation Committee expects the Company's executive compensation program to consist of three principal components: (i) base salary; (ii) annual bonus; and (iii) long-term incentives.

  BASE SALARY. The Compensation Committee reviews the salaries of the Company's executive officers on an annual basis. In light of the fact that no salary increases were granted in 1996, and other competitive considerations, the salary increases reflected in the Summary Compensation Table were implemented in early 1997.

  ANNUAL BONUS. The Board of Directors adopted an annual bonus program for the Company's executive officers, based on yearly performance targets, measured by achieving earnings per share targets. The Company's earnings per share for 1997 did not meet the targeted level, and the Company's executive officers did not receive annual bonus awards based on the Company's 1997 performance.

  LONG-TERM EQUITY INCENTIVES. Long term incentives for the executive officers of the Company have been primarily stock-based to ensure alignment of the interests of the Company's management and its stockholders.

  Stock option awards have been made to the executive officers of the Company under the terms of the Company's 1997 Plan. Awards have also been made to a broader group of management and employees of the Company's principal operating subsidiaries. All options under the 1997 Plan were issued at an exercise price equal to the fair market value at the time of award and are subject to vesting over a five-year period (at 20% vesting per calendar year) or a three-year period (at 33 1/3% vesting per calendar year) depending on the grant. Since the ultimate value of stock options bear a direct relationship to market price of the Common Stock, the Committee believes that awards under the 1997 Plan are an effective incentive for the Company's employees to create value for the Company's stockholders.

  The Company's executive officers and the employees of its principal operating subsidiaries are also generally eligible to participate in the Company's Employee Share Purchase Plan. Under this plan, eligible employees are entitled to purchase shares of the Company's Common Stock at a purchase price equal to 85% of its fair market value through payroll deductions. This plan is designed to enable and encourage all employees to share in the growth in value of the Company.

  OTHER COMPENSATION PLANS. The executive officers are entitled to receive additional compensation in the form of payments, allocations, or accruals as elsewhere described in the Proxy Statement. Each of these plans is an integral part of the Company's compensation program.

  The foregoing report has been approved by all the members of the Compensation Committee.

                               Stephen G. Pagliuca
                               Robert C. Gay
                               Robert A. Sandler




                               PERFORMANCE GRAPH

  The following graph compares the Company's cumulative total stockholder return since the Common Stock became publicly traded on December 12, 1995 with the Nasdaq Total Return Index and an index of certain companies selected by the Company as comparative to the Company in that each is a manufacturer of medical devices. The graph assumes that the value of the investment in the Company's Common Stock at its initial public offering price of $14.50 per share and each index was $100.00 on December 12, 1995.


                   COMPARISON OF THE COMPANY'S COMMON STOCK,
            THE NASDAQ TOTAL RETURN INDEX AND A PEER GROUP INDEX(1)


                                               DECEMBER 12, 1995   DECEMBER 31, 1995    DECEMBER 31, 1996   DECEMBER 31, 1997
                                               -----------------   ------------------   -----------------   -----------------
  Physio-Control International Corporation            100                 123                  155                109
  Nasdaq Total Return Index                           100                 100                  123                151
  Peer Group Index                                    100                 100                   89                 64


(1) The companies selected to form the Company's industry peer group index are Datascope, Guidant, Marquette Electronics, Medtronics, Nellcor, Protocol Systems, Respironics, SpaceLabs Medical, Ventritex acquired by St. Jude Medical, and Zoll Medical. Total returns are based on market capitalization. Nellcor and Ventritex were not included in the peer group for 1997 as they are no longer independent publicly traded companies.

                                  PROPOSAL 2.


      APPROVAL OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors recommends a vote for approval of the appointment of Price Waterhouse LLP as the independent certified public accountants of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the fiscal year ended December 31, 1998. During fiscal 1997, Price Waterhouse LLP examined the financial statements of the Company and its subsidiaries. It is expected that representatives of Price Waterhouse LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.


                                OTHER BUSINESS

  The Board of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.


                               VOTING PROCEDURES

  Votes at the Annual Meeting of Stockholders are counted by Inspectors of Election appointed by the Board of Directors. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, including the election of directors, unless, for a specific proposal, a different number of votes is required by statute or the Company's Articles of Incorporation, and is so indicated in this Proxy. Abstentions by those present at the meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the name of brokers that are not voted are treated as not present.


       SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

  Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 1999 annual meeting of stockholders of the Company must be received by the Company on or before the close of business December 1, 1998. Such proposals should be submitted by certified mail, return receipt requested.

  The Company's By-Laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that such notice must meet certain other requirements. Any stockholder interested in making such a nomination or proposal should request a copy of the By-Laws provisions from the Secretary of the Company.


                     AVAILABILITY OF REPORTS ON FORM 10-K

  The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Chief Financial Officer, Physio-Control International Corporation, 11811 Willows Road Northeast, Redmond, Washington 98052.

                                 OTHER MATTERS

  The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

  The Directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                             By Order of the Board of Directors


                             /s/ V. Marc Droppert
                             V. Marc Droppert
                             SECRETARY

April 3, 1998


  IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    PROXY

                   PHYSIO-CONTROL INTERNATIONAL CORPORATION
                                    PROXY
               ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 5, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Richard O. Martin, Robert M. Guezuraga, or Stephen G. Pagliuca, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Physio-Control International Corporation, a Washington corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Hotel, 900 Bellevue Way Northeast, Bellevue, Washington, 98004, on Tuesday, May 5, 1998, at 10:00 a.m. or at any adjournment or postponement thereof, as shown on the voting side of this card.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE. /X/

This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class III Directors and FOR Proposal 2.

1.   Election of All Nominees for Class III Directors Listed Hereon.

FOR / /     WITHHELD / /

Nominees:
Ronald W. Dollens
Richard O. Martin
Stephen G. Pagliuca

For all nominees listed hereon, except vote withheld from the following nominee(s):

_____________________________________

2. Approval of the appointment of Price WaterHouse LLP as the independent certified public accountants for the Company's 1998 fiscal year. The Board of Directors recommends a vote FOR this proposal.

FOR / /     AGAINST / /     ABSTAIN / /

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

SIGNATURE(S) __________________________________ DATE ____________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.